TERRITORY OF THE BRITISH VIRGIN ISLANDS

                                     THE INTERNATIONAL BUSINESS COMPANIES ACT
                                                    (CAP. 291)

                            CERTIFICATE OF INCORPORATION   (SECTIONS 14 AND 15)



No. 228941

The Registrar of Companies of the British Virgin Islands HEREBY
CERTIFIES pursuant to the International Business Companies Act,
Cap. 291 that all the requirements of the Act in respect of incorporation having been satisfied,
                                          WONDERWIDE CONSULTANTS LIMITED
is incorporated in the British Virgin Islands as an International business Company this 29th day of April. 1997.

Given under my hand and seal at Road Town, in the Territory of the
                                    British Virgin Islands


                  REGISTRAR OF COMPANIES


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I.B.C. No.



                                      TERRITORY OF THE BRITISH VIRGIN ISLANDS
                                     THE INTERNATIONAL BUSINESS COMPANIES ACT
                                                    (CAP. 291)







                                              MEMORANDUM AND ARTICLES

                                                  OF ASSOCIATION

                                                        OF







                                                    WONDERWIDE
                                                CONSULTANTS LIMITED



                                     Incorporated the 29th day of April, 1997



                                    INCORPORATED IN THE BRITISH VIRGIN ISLANDS



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                                      TERRITORY OF THE BRITISH VIRGIN ISLANDS

                                     THE INTERNATIONAL BUSINESS COMPANIES ACT
                                                    (CAP. 291)


                                             MEMORANDUM OF ASSOCIATION

                                                        OF

                                          WONDERWIDE CONSULTANTS LIMITED


         NAME

1.       The Name of the Company is WONDERWIDE CONSULTANTS LIMITED.

         REGISTERED OFFICE

2. The registered office of the Company will be located at the offices of Offshore Incorporations Limited P.O. Box 957,
         Offshore Incorporations Centre, Road town, Tortola, British Virgin Islands.

         REGISTERED AGENT

3.       The registered agent of the Company will be Offshore
         Incorporations Limited of P.O. Box 957, Offshore
         Incorporations Centre, Road Town, Tortola, British Virgin
         Islands.

         GENERAL OBJECTS AND POWERS

4.       The Objects for which the Company will be Offshore
         Incorporations Limited of P.O. Box 957, Offshore
         Incorporations Centre, Road Town, Tortola, British Virgin
         Islands.




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         (1)      To purchase or otherwise  acquire and  undertake  the whole or any part of the business, goodwill, assets and liabilities of any person, firm or company; to acquire an interest in, amalgamate with or enter into partnership, joint venture or profit-sharing arrangement with any person, firm or company; to promote, sponsor, establish, constitute, form, participate in, organize, manage, supervise and control any corporation, company, syndicate, fund, trust, business or institution.

         (2) To import, export, buy, sell(wholesale and retail), exchange, barter, let on hire, distribute and otherwise deal in and turn to account goods, materials, commodities, produce and merchandise generally in their prepared, manufactured, semi manufactured and raw state.

         (3) To purchase or otherwise acquire and hold, in any manner and upon any terms, and to underwrite, invest and deal in shares, stocks, debentures, debenture stock, annuities and foreign exchange, foreign currency deposits and commodities and enter into any interest rate exchange contracts, forward contracts, futures contracts, options and other derivates or financial instruments or products, whether or not entered into or acquired for the purpose of hedging against or minimizing any loss concerning the assets and business of the Company, and from time to time to vary any of the same, and to exercise and enforce all rights and powers incidental to the Company's interest therein, and to carry on business as an investment trust, and to invest or deal with the monkeys of the Company immediately required for its operations in such manner as the Company may think fit.

         (4) To enter into, carry on and participate in financial transactions and operations of all kinds.

         (5) To manufacture, construct, assemble, design, repair, refine, develop, alter, convert, refit, prepare, treat, render marketable, process and otherwise produce materials, fuels, chemicals, substances and industrial, commercial and consumer products of all kinds.



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         (6)      To apply for,  register,  purchase  or  otherwise  acquire and protect,  prolong,  and renew,  in any part of the world,  any
                  intellectual   and  industrial   property  and  technology  of
                  whatsoever kind or nature and licenses, protections and concessions therefor, and to use, turn to account, develop, manufacture, experiment upon, test, improve and license the same.

         (7)      To purchase or otherwise  acquire and to hold,  own,  license, maintain, work, exploit, farm, cultivate, use, develop, improve, sell, let, surrender, exchange, hire, convey or otherwise deal in lands, mines, natural resources, and mineral, timber and water rights, wheresoever situate, and any interest, estate and rights in any real, personal or mixed property and any franchises, rights, licenses or privileges, and to collect, manage, invest, reinvest, adjust, and in any manner to dispose of the income, profits, and interest arising therefrom.

         (8) To improve, manage, develop, sell, let, exchange, invest, reinvest, settle, grant licenses, easements, options, servitudes and other rights over, or otherwise deal with all or any part of the Company's property, undertaking and assets (present and future) including uncalled capital, and any of the Company's rights, interest and privileges.

         (9) To acquire, sell, own, lease, let out on hire, administer, manage, control, operate, construct, repair, alter, equip, furnish, fit out, decorate, improve and otherwise undertake and deal in engineering and construction works, buildings, projects, offices and structures of all kinds.

         (10) To carry on business as consulting engineers in all fields including without limitation civil, mechanical, chemical,
                  structural,         marine,        mining,         industrial,
                  aeronautical,electronic and electrical engineering, and to provide architectural, design and other consultancy services of all kinds.

         (11) To purchase or otherwise acquire, take in exchange, charter, hire, build, construct, own, work, manage, operate and otherwise deal with any ship, boat, barge or other waterborne vessel, hovercraft, balloon, aircraft, helicopter or other flying machine, coach, wagon, carriage (however powered) or other vehicle, or any share or interest therein.




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         (12)     To establish,  maintain, and operate sea, air, inland waterway and land transport enterprises (public and private) and all ancillary services.

         (13)     To   carry  on  the   business   of   advisers,   consultants,
                  researchers, analysts and brokers of whatsoever kind or nature in all branches of trade, commerce, industry and finance.

         (14) To provide or procure the provision of every and any service or facility required by any person, firm or company.

         (15) To provide agency, corporate, office and business services to any person, firm or company, and to act as nominee or custodian of any kind and to act as directors, accountants, secretaries and registrars of companies incorporated by law or societies or organizations whether incorporated or not to act as trustee under deeds of trust and settlement and as executor of wills and to receive assets into custody on behalf of clients and to manage, administer and invest such assets in accordance with any deed of trust or settlement, will or other instruments pursuant to which such assets are held.

         (16) To carry on all or any of the businesses of shippers and ship owners, ship and boat-builders, charters, shipping and forwarding agents, ship managers, wharfingers, lightmen, stevedores, packers, storers, fishermen and trawlers.

         (17) To carry on all or any of the businesses of hoteliers and restaurateurs and sponsors, managers and licensees of all kinds of sporting, competitive,social and leisure activities and of clubs, associations and social gatherings of all kinds and purposes.

         (18) To carry on business as auctioneers, appraisers, valuers, surveyors, land and estate agents.

         (19) To carry on business as farmers, graziers, dealers in and breeders of livestock, horticulturists and market gardeners.

         (23) To design, invent, develop, modify, adapt, alter, improve and apply any object, article, device, appliance, utensil or product for any use or purpose whatsoever.

         (24) To develop, acquire, store, license, apply, assign, exploit all and any forms of computer and other electronic software, programs and applications and information, databases and reference material and computer, digital and other electronic recording, retrieval, processing and storage media of whatsoever kind and nature.

         (25)     To engage in the provision of processing of communications and
                  telecommunications   services,   information   retrieval   and
                  delivery and electronic message and database services.














         (28) To lend and advance money and grant and provide credit and financial or other accommodation to any person, firm or company.

         (29) To borrow or raise money in such manner as the Company shall think fit and in particular by the issue (whether at par or at a premium or discount and for such consideration as the Company may think fit) of bonds, debentures or debenture stock (payable to bearer or otherwise), mortgages or charges, perpetual or otherwise, and if the Company thinks fit charged upon all or any of the company's property (both present and future) and undertaking including its uncalled capital and further, if so thought fit, convertible into any stock or shares of the Company or any other company, and collaterally or further to secure any obligations of the Company by a trust deed or other assurance.

         (31) To draw, make, accept, endorse, negotiate, discount, execute, issue, purchase or otherwise acquire, exchange, surrender, convert, make advances upon, hold, charge, sell and otherwise deal in bills of exchange, cheques, promissory notes, and other negotiable instruments and bills of lading, warrants, and other instruments relating to goods.

         (32)     To give any  remuneration or other  compensation or reward (in cash) or securities or in any other manner the Directors may think fit) to any person for services rendered or to be rendered in the conduct or course of the Company's business or in placing or procuring subscriptions of or otherwise assisting in the issue of any securities of the Company or any other company formed or promoted by the Company or in which the Company may be interested or in or about the formation or promotion of the Company or any other company as aforesaid.

         (33) To grant or procure pensions, allowances, gratuities and other payments and benefits of whatsoever nature to or for any person and to make payments towards insurances or other arrangements likely to benefit any person or advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

         (39) To do all and any of the above matters or things in any part of the world and either as principal, agent, contractor, trustee, or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others, and generally upon such terms and in such manner and for such consideration and security (if any) as the Company shall think fit including the issue and allotment of securities of the Company in payment or part payment for any property acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

         (20) To carry on all or any of the businesses of printers, publishers, designers, draughtsmen, journalists, press and literary agents, tourist and travel agents, advertisers, advertising and marketing agents and contractors, personal and promotional representatives, artists, sculptors, decorators, illustrators, photographers, film makers, producers and distributors, publicity agents and display specialists.

         (21) To establish and carry on institutions of education, instruction or research and to provide for the giving and holding of lectures, scholarships, awards, exhibitions, classes and meetings for the promotion and advancement of education or the dissemination of knowledge generally.

         (22) To carry on business as jewelers, goldsmiths, silversmiths and bullion dealers and to import, export, buy, sell and deal in (wholesale and retail) jewelry, gold, silver and bullion, gold and silver plate, articles of vertu, objects of art and such other articles and goods as the company thinks fit, and to establish factories for culturing, processing and manufacturing goods for the above business.

         (26) To enter into any commercial or other arrangements with any government, authority, corporation, company or person and to obtain or enter into any legislation, orders, charters, contracts, decrees, rights, privileges, licenses, franchises, permits and concessions for any purpose and to carry out, exercise and comply with the same and to make, execute, enter into, commence, carry on, prosecute and defend all steps, contracts, agreements, negotiations, legal and other proceedings, compromises, arrangements, and schemes and to do all other acts, mattes and things which shall at any time appear conducive or expedient for the advantage or protection of the Company.

         (27) To take out insurance in respect of any and all insurable risks which may affect the Company or any other company or person and to effect insurance (and to pay the premiums therefor) in respect of the life of any person and to effect re-insurance and counter-insurance, but no business amounting to fire, life or marine insurance business may be undertaken.

         (30) To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets and rights (present and future) and uncalled capital of the Company or by both such methods or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary of the Company or of the Company's holding company or is otherwise associated with the Company in its business, and to act as agents for the collection, receipt or payment of money, and to enter into any contract of indemnity or suretyship (but not in respect of fire, life and marine insurance business).

         (34) To pay all expenses preliminary or incidental to the formation and promotion of the Company or any other company and the conduct of the business of the Company or any other company.

         (35) To procure the Company to be registered or recognized in any territory.

         (36) To cease carrying on and wind up any business or activity of the Company, and to cancel and registration of and to wind up and procure the dissolution of the Company in any territory.

         (37) To distribute any part of the undertaking, property and assets of the Company among its creditors and Members in specie or in kind but so that no distribution amounting to a reduction of capital may be made without the sanction (if any) for the time being required by law.

         (38) To appoint agents, experts and attorneys to do any and all of the above mattes and things on behalf of the Company or any thing or matter for which the Company acts as agent or is in any other way whatsoever interested or concerned in any part of the world.


         (40) To carry on any other business or activity and do any act or thing which in the opinion of the Company is or may be capable of being conveniently carried on or done in connection with any of the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's property or assets or otherwise to advance the interests of the Company or its Members.

         (41) To have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary, conducive or incidental to the conduct, promotion or attainment of the above objects of the Company or any of them.

         And it is hereby declared that the intention is that each of the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be an independent main object and be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.


5.       EXCLUSIONS

(i)      The Company may not

         (a) carry on business with persons resident in the British Virgin Islands;

         (b) own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph 5(ii)e of subclause 5(ii);

         (c) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

         (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

         (e) carry on business of company management, unless it is licensed under the Company Management Act, 1990; or

         (f) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

(ii) For purposes of paragraph 5(i)a of subclause 5(i), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

         (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

         (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

         (c) it prepares or maintains books and records within the British Virgin Islands;

         (d) it holds, within the British Virgin Islands, meetings of its directors or members;

         (e) it holds a lease of property for use as an office from which to communicate with members of where books and records of the Company are prepared or maintained;

         (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

         (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.
                                                    LIMITATION

6.       The liability of members of the Company is limited.

                                                     CURRENCY

7. Shares in the Company shall be issued in the currency of the United States of America.

                                                AUTHORIZED CAPITAL

8.       The authorized capital of the Company is US$50,000.00.

                                              CLASSES, NUMBER AND PAR
                                                  VALUE OF SHARES

9. The authorized capital is made up of one class and one series of shares divided into 50,000 shares of US$1.00 par value.

                                               DESIGNATIONS, POWERS,
                                            PREFERENCES, ETC. OF SHARES

10.      All shares shall

         (a)      have one vote each;

         (b) be subject to redemption, purchase or acquisition by the Company for fair value; and

         (c) have the same rights with regard to dividends and distributions upon liquidation of the Company.

                                             VARIATION OF CLASS RIGHTS

11. If at any time the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

                            RIGHTS NOT VARIES BY THE ISSUE OF SHARES PARI PASSU

12. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                                                 REGISTERED SHARES
                                                AND BEARER SHARES

13. Shares may be issued as registered shares or to bearer as may be determined by a resolution of directors.



                                              EXCHANGE OF REGISTERED
                                             SHARES AND BEARER SHARES

14. Registered shares may be exchanged for bearer shares and bearer shares may be exchanged for registered shares.

                                                   TRANSFER OF
                                                REGISTERED SHARES

15. Subject to the provisions of Regulation 48 of the Articles of Association annexed hereto ("the Articles of Association"), registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

                           AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

17. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

                                                    DEFINITIONS

18. The meaning of words in this Memorandum of Association are as defined in the Articles of Association.


                                           SERVICE OF NOTICE ON HOLDERS

16. Where shares are issued to bearer, the bearer, identified for this purpose by the number of the share certificate, shall be requested to provide the Company with the name and address of an agent for service of any notice, information or written statement required to be given to members, and service upon such agent shall constitute service upon the bearer of such shares until such time as a new name and address for service is provided to the Company. In the absence of such name and address being provided it shall be sufficient for the purposes of service for the Company to publish the notice, information or written statement or a summary thereof in one or more newspapers published or circulated in the British Virgin Islands and in such other place, if any, as the Company shall from time to time by a resolution of directors or a resolution of members determine. The directors of the Company must give sufficient notice of meetings to members holding shares issued to bearer to allow a reasonable opportunity for them to secure or exercise the right or privilege, that is the subject of the notice other than the right or privilege to vote, as to which the period of notice shall be governed by the Articles of Association. What amounts to sufficient notice is a matter of fact to be determined after having regard to all the circumstances.

         We OFFSHORE INCORPORATIONS LIMITED, of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 2nd day of January, 1997.

SUBSCRIBER                                  OFFSHORE INCORPORATIONS LIMITED




                                            (Sd.)             E.T. Powell
                                                            Authorized Signatory


in the presence of WITNESS

                                            (Sd.) Fandy Tsoi
                                            9/F Ruttonjee House
                                            11 Duddell Street, Central
                                            Hong Kong
                                            Administrative Assistant

                                      TERRITORY OF THE BRITISH VIRGIN ISLANDS

                                       INTERNATIONAL BUSINESS COMPANIES ACT
                                                    (CAP. 291)

                                              ARTICLES OF ASSOCIATION
                                                        OF
                                          WONDERWIDE CONSULTANTS LIMITED


                                                    PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.


Words         Meaning

capital The sum of the aggregate of the par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

              (a)                   the aggregate of the amounts designated as
                                   capital of all outstanding shares without par
                                    value of the Company and shares without par
                                   value held by the Company as treasury shares,
                                    and

              (b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

member          A person who holds shares in the Company.

person An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

resolution           (a)            A resolution approved at a
of directors                            duly convened and constituted meeting of
                                             directors of the Company or of a
                                   committee of directors of the Company by the affirmative vote of a simple majority of the directors present at the meeting
                                             who voted and did not abstain; or

                (b)                 A resolution consented to in writing by all
                                   directors or of all members of the committee,
                               as the case may be;

                except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.
resolution
of members           (a)            a resolution approved at a duly convened and
                                    constituted meeting of the members of the Company by the affirmative vote of

                (i) a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained, or

                (ii) a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

                (b)    a resolution consented to in writing by

                (i)      an absolute majority of the votes of
                       shares entitled to vote thereon, or

                (ii) an absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series and of an absolute majority of the votes of the remaining shares entitled to vote thereon.

securities          Shares and debt  obligations  of every  kind,  and  options, warrants and rights to acquire shares, or debt obligations.

surplus The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

the Act The International Business Companies Act (Cap. 291) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

the Memo-           The Memorandum of
randum Association of the Company as originally framed or as from time to time amended.

the Seal Any Seal which has been duly adopted as the Seal of the Company.

these           These Articles of
Articles        Association  as  originally  framed  or as  from  time  to  time amended.

treasury        Shares in the Company that
shares          were previously issued but were repurchased, redeemed or
                otherwise acquired by the Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a referenced to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

11. Bearer share certificates shall be under the Seal and shall state that the bearer is entitled to the shares therein specified, and may provide by coupons, talons or otherwise for the payment of dividends or other moneys on the shares included therein.

                                                 REGISTERED SHARES

7. Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company and under the seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be facsimiles.

8. Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

9. If several persons are registered as joint holders of any shares, any one of such persons may given an effectual receipt for any dividend payable in respect of such shares.

                                                   BEARER SHARES

10. Subject to a request for the issue of bearer shares and to the payment of the appropriate consideration for the shares to be issued, the Company may, to the extent authorized by the Memorandum, issue bearer shares to, and at the expense of, such person as shall be specified in the request. Bearer shares may not be issued for debt obligations, promissory notes or other obligations to contribute money or property and registered shares issued for debt obligations, promissory notes or other obligations to contribute money or property shall not be exchanged for bearer shares unless such debt obligations, promissory notes or other obligations to contribute money or property have been satisfied. The Company may also upon receiving a request in writing accompanied by the share certificate for the shares in question, exchange registered shares for bearer shares or may exchange bearer shares for registered shares. Such request served on the Company by the holder of bearer shares shall specify the name and address of the person to be registered and unless the request is delivered in person by the bearer shall be authenticated as hereinafter provided. Such request served on the Company by the holder of bearer shares shall also be accompanied by any coupons or talons which at the date of such delivery have not become due for payment of dividends or any other distribution by the Company to the holders of such shares. Following such exchange the share certificate relating to the exchanged shares shall be delivered as directed by the member requesting the exchange.



12. Subject to the provisions of the Act and of these Articles, the bearer of a bearer share certificate shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the share register of the Company as the holder of the shares.

13. Subject to any specific provisions in these Articles, in order to exercise his rights as a member of the Company, the bearer of a bearer share certificate shall produce the bearer share certificate as evidence of his membership of the Company. Without prejudice to the generality of the foregoing, the following rights may be exercised in the following manner:

      (a) for the purpose of exercising his voting rights at a meeting, the bearer of a bearer share certificate shall produce such certificate to the chairman of the meeting;

      (b) for the purpose of exercising his vote on a resolution in writing, the bearer of a bearer share certificate shall cause his signature to any such resolution to be authenticated as hereinafter set forth;






      (b) confirming that the signature of the bearer of the bearer share certificate was subscribed in his presence and that if the bearer is representing a body corporate he has so acknowledged and has produced satisfactory evidence thereof; or

      (c) specifying the capacity in which he is qualified as an authorized person and, if a notary public, affixing his seal thereto or, if a bank manager, attaching an identifying stamp of the bank of which he is a manager.

15. Notwithstanding any other provisions of these Articles, at any time, the bearer of a bearer share certificate may deliver the certificate for such shares into the custody of the Company at its registered office, whereupon the Company shall issue a receipt therefor under the Seal signed by a director or officer identifying by name and address the person delivering such certificate and specifying the date and number of the bearer share certificate so deposited and the number of shares comprised therein. any such receipt may be used by the person named therein for the purpose of exercising the rights vested in the shares represented by the bearer share certificate so deposited including the right to appoint a proxy. Any bearer share certificate so deposited shall be returned to the person named in the receipt or his personal representative if such person be dead and thereupon the receipt issued therefor shall be of no further effect whatsoever and shall be returned to the

        Company for cancellation or, if it has been lost or mislaid, such indemnity as may be required by resolution of directors shall be given to the Company.

19. If any bearer share certificate, coupon or talon be worn out or defaced, the directors may, upon the surrender thereof for cancellation, issue a new one in its stead, and if any bearer share certificate, coupon or talon be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company s it shall by resolution of directors determine, issue a new bearer share certificate in its stead, and in either case on payment of such sum as the Company may from time to time by resolution of directors require. In case of loss or destruction the person to whom such new bearer share certificate, coupon or talon is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

                                            SHARES, AUTHORIZED CAPITAL,
                                               CAPITAL AND SURPLUS

20. Subject to the provisions of these Articles and any resolution of members, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

      (c) for the purpose of requisitioning a meeting of members, the bearer of a bearer share certificate shall address his requisition to the directors and his signature thereon shall be duly authenticated as hereinafter provided; and

      (d) for the purpose of receiving dividends, the bearer of a bearer share certificate shall present at such places as may be designated by the directors any coupons or talons issued for such purpose, or shall present the bearer share certificate to any paying agent authorized to pay dividends.

14. The signature of the bearer of a bearer share certificate shall be deemed to be duly authenticated if the bearer of the bearer share certificate shall produce such certificate to a notary public or a bank manager or a director or officer of the Company (herein referred to as an "authorized person") and if the authorized person shall endorse the document bearing such signature with a statement:

      (a) identifying the bearer share certificate produced to him by number and ate and specifying the number of shares and the class of shares (if appropriate) comprised therein;


16. The bearer of a bearer share certificate shall for all purposed be deemed to be the owner of the shares comprised in such certificate and in no circumstances shall the Company or the Chairman of any meeting of members or the Company's registrars or any director or officer of the Company or any authorized person be obliged to inquire into the circumstances whereby a bearer share certificate came into the hands of the bearer thereof, or to question the validity of authenticity of any action taken by the bearer of a bearer share certificate whose signature has been authenticated as provide herein.

17. If the bearer of a bearer share certificate shall be a corporation, then all the rights exercisable by virtue of such shareholding may be exercised by an individual duly authorized to represent the corporation but unless such individual shall acknowledge that he is representing a corporation and shall produce upon request satisfactory evidence that he is duly authorized to represent the corporation, the individual shall for all purposes hereof be regarded as the holder of the shares in any bearer share certificate held by him.

18. The directors may provide for payment of dividends to the holders of bearer shares by coupons or talons and in such event the coupons or talons shall be in such form and payable at such time and in such place or places as the directors shall resolve. The Company shall be entitled to recognize the absolute right of the bearer of any coupon or talon issued as aforesaid to payment of the dividend to which it relates and delivery of the coupon or talon to the Company or its agents shall constitute in all respects a good discharge of the Company in respect of such dividend.

21. No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

22. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing s shall be determined by a resolution of directors.

23. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

24. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation security.

25. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

26. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

27. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount of the consideration that is at least equal to the amount that the share s entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

31. A determination by the directors under the preceding Regulation is not required where shares are purchased, redeemed or otherwise acquired

      (a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

      (b)    by virtue of a transfer of capital pursuant to Regulation
             59;

      (c)    by virtue of the provisions of Section 83 of the Act; or

      (d)    pursuant to an order of the Court.

32. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

33. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

      (a)    a statement that the shares are mortgaged or charged;

      (b)    the name of the mortgagee or chargee; and

      (c) the date on which the aforesaid particulars are entered in the share register.

38. Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

      (a) with the consent of the named mortgagee or chargee or anyone authorized to act on his behalf;

      (b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

39. Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

                                                    FORFEITURE

40. When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the provisions set forth in the following four regulations shall apply.

28. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.

29.     Subject to provisions to the contrary in

      (a)    the Memorandum or these Articles;

      (b) the designations, powers, preferences, rights, qualifications, limitations and restrictions with which the shares were issued; or

      (c)    the subscription agreement for the issue of the shares,

      the company may not purchase, redeem or otherwise acquire its own shares without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.

30. No purchase, redemption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, s shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.






34. The Company may purchase, redeem or otherwise acquire its shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of

      (a)    the Memorandum or these Articles; or

      (b) a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

35. The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealized appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

                                             MORTGAGES AND CHARGES OF
                                                 REGISTERED SHARES

36.     Members may mortgage or charge their registered shares in the

        Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

37. In the case of the mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

41. Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

42.     The written notice specifying a date for payment shall

      (a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

      (b) contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

43. Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

44. The Company is under no obligation to refund any moneys to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and
        cancelled.                                     LIEN

45.     The Company shall have a first and paramount lien on every share issued for a promissory note or property or any
        combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing
        registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and
        liabilities of such member or his estate to the Company,
        whether the same shall have been incurred before or after
        notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and
        notwithstanding that the same      are joint debts or
        liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

46. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

49. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

50. Subject to any limitations in the Memorandum, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

                                               TRANSMISSION OF SHARE

51. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three regulations,**

47. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                                                TRANSFER OF SHARES

      48. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may affect such evidence of a transfer of shares s they consider appropriate.









52. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, or a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation s executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

53. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.
54. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

55. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

                                             REDUCTION OR INCREASE IN
                                               AUTHORIZED CAPITAL OR
                                                    CAPITAL

56. The Company may by a resolution of directors amend the Memorandum to increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

57.     The Company may amend the Memorandum to

      (a)    divide the shares,  including  issued shares,  of a class or series into a larger number of shares of the same class or series; or
      provided,  however, that where shares are divided or combined under (a) or
      (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

58. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

59.     Subject to the provisions of the two next succeeding
        Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

60. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.



      (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

61. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the releasible assets of the Company will not be less than its total liabilities, other then deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the releasible value of the assets of the Company is conclusive, unless a question of law is involved.

                                             MEETINGS AND CONSENTS OF
                                                    MEMBERS

62. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

66.     A meeting of members may be called on short notice:

      (a) if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

        (b) if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.
63. Upon the written request of members holding 10 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

64. The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

65. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

67. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

68. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

69. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

70. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

72. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each
        other.      (Name of Company)

I/We ______________ being a member of the above Company with _____ shares HEREBY APPOINT __________ of ______ or failing him _______ of _____ to be my/our proxy to vote for me/us at the meeting of members to be held on the _____ day of ____ and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this ____ day of _______


Member

71. The following shall apply in respect of joint ownership of shares:

      (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

      (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

      (c) if two or more of the joint owners are present in person or by proxy they must vote as one.






75. At every meeting of members, the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the board of Directors or if the chairman of the Board of directors is not present at the meeting, the members present shall choose some one of their number to be the Chairman. If the members are unable to choose a Chairman for any reason,then the person representing the greatest number of voting shares present in person or b prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

76. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

77. At any meeting of the members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken.

73. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter an d a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

      74. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

      78. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

      79. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same power on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

80. The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

81. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

82. An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members.

84. The minimum number of directors shall be one and the maximum number shall be 12.

85. Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal.

86. A director may be removed from office, with or without cause, by a resolution of members or, with cause, by a resolution of directors.

87. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

88. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. A vacancy occurs through the death, resignation or removal of a director but a vacancy or vacancies shall not be deemed to exist where one or more directors shall resign after having appointed his or their successor or successors.
                                                     DIRECTORS

83. The first directors of the Company shall be appointed by the subscribed to the Memorandum; and thereafter, the directors shall be elected by the members for such term as the members determine.

      (a) the names and addresses of the persons who are directors of the Company;

      (b) the date on which each person whose name is entered in the register was appointed as a director of the Company; and

      (c) the date on which each person named as a director ceased to be a director of the Company.

90. If the directors determine to maintain a register of directors, a coy thereof shall be kept at the registered office of the Company and the Company may determine by resolution of directors to register a copy of the register wit the Registrar of Companies.

91. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

92. A director shall not require a share qualification, and may be an individual or a company.

89. The Company may determine by resolution of directors to keep a register of directors containing







                                                POWER OF DIRECTORS

93. The business and affairs of the Company shall be managed by the directors who may pay all express incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the memorandum of these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent wit these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

94. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.






95. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

96. Any director which is a body corporate may appoint any person it duly authorized representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

100. The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge or other encumbrance:

       (a)   the sum secured;

       (b)   the assets secured;


       (c) the name and address of the mortgagee, chargee or other encumbrancer;

97. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

98. The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

99. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

       (d) the date of creation of the mortgage, charge or other encumbrance; and

       (e) the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

101. The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

                                             PROCEEDINGS OF DIRECTORS

102. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.


103. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

104. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

105. A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

106. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate note less than one half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

107. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

108. At every meeting of the directors the Chairman of the Board of Directors shall preside as Chairman of the Board of directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be Chairman of the meeting.

109. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or be telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

110. The directors shall cause the following corporate records to be kept:

       (a) minutes of all meetings of directors, members, committee of directors, committees of officers and committees of members.

       (b) copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

       (c) such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

111. The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

112. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

113. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum of these Articles, to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.











117. The emoluments of all officers shall be fixed by resolution of directors.

118. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

120. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

                                                  INDEMNIFICATION

121. Subject to the limitations hereinafter the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts aid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

       (a)   is or was a  party  or is  threatened  to be  made a  party  to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigate, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

       (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

122. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

114. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

                                                     OFFICERS

115. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

116. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

                                               CONFLICT OF INTERESTS

119. No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

123. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

124. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interest of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

125. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

126. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

                                                       SEAL

127. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors.
             The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the sea is affixed may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                                     DIVIDENDS

128. The Company may by a resolution of directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

129. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

130. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

131. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.
132. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

136. In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.
133. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing directors.

134. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

135. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.





140. The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

141. The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

142.         The remuneration of the auditors of the Company

       (a) in the case of auditors appointed by the directors, may be fixed by resolution of directors;

       (b) subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

143. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

       (a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit or loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period, and


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       (b)   all the information and explanations required by the
             auditors have been obtained.
148. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered agent of the Company.

149. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the register agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.



















                                                    ARBITRATION

151. Whenever any difference arises between the Company on the one hand and any of the members of their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the At or touching any breach or alleged breach or otherwise relating to the premises or to the Articles, or to any Act or Ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.


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152.         If either party to the  reference  makes  default in  appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.










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137.         A  division  of the  issued  and  outstanding  shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

                                                ACCOUNTS AND AUDIT

138. The Company may by resolution of members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

139. The Company may by resolution of members call for the accounts to be examined by auditors.


144. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts re laid before the Company or shall be served on the members.

145. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

146. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

                                                      NOTICES

147. Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register and in the case of members holding shares issued to bearer, in the manner provided in the Memorandum.









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                                            PENSION AND SUPERANNUATION
                                                       FUNDS

150. The directors may establish and maintain or procure the establishment and maintenance of any noncontributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments, to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaries employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment, or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.





                                             VOLUNTARY WINDING UP AND
                                                    DISSOLUTION

153. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

                                                    CONTINUANCE

154.         The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided
             under those laws.               We, OFFSHORE INCORPORATIONS
                                         LIMITED, of
                                             P.O.     Box     957,      Offshore
                                             Incorporations  Centre,  Road Town,
                                             Tortola, British Virgin Islands for
                                             the  purpose  of  incorporating  an
                                             International    Business   Company
                                             under  the  laws  of  the   British
                                             Virgin Islands hereby subscribe our
                                             name   to   these    Articles    of
                                             Association the 2nd day of January,
                                             1997.


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SUBSCRIBER               OFFSHORE INCORPORATIONS LIMITED



                                    (Sd.)                E.T. POWELL
                                            Authorized Signatory



in the presence of:  WITNESS

                          (Sd.)              Fandy Tsoi
                          9/F Ruttonjee House
                          11 Duddell Street, Central
                          Hong King
                                             Administrative Assistant


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                                          OFFSHORE INCORPORATIONS LIMITED

             9/F., Ruttonjee House, 11 Duddell Street, Central, Hong Kong.


                                        Certificate of Guarantee of Quality



                                          WONDERWIDE CONSULTANTS LIMITED

                                                  ("The Company")



We, Offshore Incorporations Limited (OIL), hereby Guarantee to the purchaser the following with respect to the above company as at the date of sale:

1. That all matters precedent to or necessary for the incorporation of The Company have been fully and properly complied with;

2. That OIL has not caused the Company to trade; nor enter into any contracts; nor acquire any assets or liabilities, nor appoint any directors or officers between the date of incorporation and the date of sale of the company as appearing on our invoice;

3. That the Company is of good standing in its jurisdiction of incorporation and all incorporation costs, fees and taxes relating to the Company due before the date hereof have been paid in full;

4. That all persons signing corporate documents contained herein on behalf of OIL and/or its affiliated companies are properly authorized to do so; and

5. That OIL undertake to indemnify the purchaser for any loss suffered as a result of the above representation being found incorrect.

Dated:  30th May 1997                                For and on behalf of
                         Offshore Incorporations Limited




                     Ted Powell A.C.I.S.
                     Managing Director



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